Exhibit 8.1



                                                     April 25, 1997




Covenant Bank
18 Kings Highway West
Haddonfield, NJ  08033


Ladies and Gentlemen:

     You have requested our opinion regarding certain federal income tax consequences of the reorganization (the "Reorganization") of Covenant Bank, a New Jersey chartered capital stock commercial bank ("Covenant"), through the formation of Covenant Bancorp, a New Jersey corporation ("Holding Company"), which will serve as a holding company for Covenant, under the circumstances and on the terms and conditions more fully described herein.

     The terms of the Reorganization are contained in the Plan of Acquisition, dated as of February 28, 1997 (the "Plan"). Terms not otherwise defined in this letter shall have the meanings assigned to them in the Plan.

     With your permission, we have assumed that: (1) the Reorganization will be consummated in accordance with the terms, conditions and other provisions of the Plan, and (2) all of the factual information, descriptions, representations and assumptions set forth in this letter (an advance copy of which has been provided to you), in the Plan, your letter to us dated April 15, 1997 (the "Certification Letter", a copy of which is attached hereto), and in the preliminary Proxy Statement pertaining to the Reorganization (the "Proxy Statement") as filed with the Securities and Exchange Commission (the "SEC") on March 13, 1997, are accurate and complete and will be accurate and complete at the time the Reorganization becomes effective (the "Effective Time"). We have not independently verified any factual matters relating to the Reorganization in connection with our preparation of this opinion and, accordingly, our opinion does not take into account any other matters not set forth herein which might have been disclosed by independent verification.






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April 25, 1997




                          PARTIES TO THE REORGANIZATION

Covenant

     Covenant is a capital stock commercial bank organized under the laws of the State of New Jersey with its principal office at 18 Kings Highway West, Haddonfield, New Jersey 08033. Covenant offers a broad range of lending, depository and related financial services to individuals, businesses and governmental units, with a market focus on southern New Jersey.

     As of the Record Date set forth in the Proxy Statement, the authorized capital stock of Covenant consisted of 5,000,000 shares of common stock, par value $5.00 per share ("Bank Common Stock"), of which 2,936,480 shares were issued and outstanding, and 300,000 shares of 6% Convertible Non-Cumulative Preferred Stock, par value $25.00 per share, of which 138,300 shares were designated, issued and outstanding as Series A Preferred Stock (the "Bank Series A Preferred Stock") and 161,700 were designated, issued and outstanding as Series B Preferred Stock (the "Bank Series B Preferred Stock").

Holding Company

     Holding Company was formed in February 1997 to serve as the Holding Company of Covenant following the acquisition by Holding Company of the outstanding capital stock of Covenant pursuant to the terms of the Reorganization.

     The authorized capital stock of Holding Company consists of up to 25,000,000 shares of common stock, par value $5.00 per share ("Holding Company Common Stock"), of which 2,936,481 shares will be issued and outstanding immediately following the Reorganization, and up to 1,000,000 shares of 6% Convertible Non-Cumulative Preferred Stock, par value $25.00 per share, of which 138,300 shares have been designated as Holding Company Series A Preferred Stock (the "Holding Company Series A Preferred Stock") and 161,700 shares have been designated as Holding Company Series B Preferred Stock (the "Holding Company Series B Preferred Stock").

                               The Reorganization

     The Reorganization will be consummated in accordance with The Banking Act of 1948, as amended, N.J.S.A. sections 17:9A-355 through 17:9A-369 (the "Act"), on the terms summarized below and more fully detailed in the Plan and Proxy Statement.

     Acquisition of Outstanding Shares. At the Effective Time (as defined below), Holding Company shall acquire all of the issued and outstanding shares of Bank Common Stock, Bank


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April 25, 1997



Series A Preferred Stock, and Bank Series B Preferred Stock (other than shares which have not been voted in favor of the Reorganization and as to which dissenters' rights shall have been perfected in accordance with the applicable provisions of the Act ("Dissenters' Shares")), and the holders thereof shall receive in exchange therefor shares of stock of Holding Company, as set forth below:

     (1) in exchange for each share of Bank Common Stock, one share of Holding Company Common Stock;

     (2) in exchange for each share of Bank Series A Preferred Stock, one share of Holding Company Series A Preferred Stock; and

     (3) in exchange for each share of Bank Series B Preferred Stock, one share of Holding Company Series B Preferred Stock.

     Options and Other Rights. Effective as of the Effective Time, Holding Company assumes the Incentive Stock Option Plan, the 1996 Stock Option Plan for Officers and Non-Employee Directors and the Employee Stock Purchase Plan (collectively, the "Plans") of Covenant. At the Effective Time all references in such Plans to Covenant shall be deemed to be references to Holding Company, and all rights under the Plans to acquire shares of Bank Common Stock shall be converted into and become rights to acquire shares of Holding Company Common Stock.

     Certificates for Shares. As of the Effective Time, all certificates representing shares of Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock, other than Dissenters' Shares, shall automatically and without any action on the part of the holder thereof be converted into and be deemed to represent shares of Holding Company Common Stock, Holding Company Series A Preferred Stock and Holding Company Series B Preferred Stock, respectively.

     Dissenters' Shares. Dissenters' Shares shall be paid for by Covenant in accordance with the applicable provisions of the Act, and shall thereafter be distributed by Covenant as a stock dividend to Holding Company as provided in the Act.

     Effective Time. Upon approval of the Plan by the Commissioner of the New Jersey Department of Banking and Insurance (the "Department") and the shareholders of Covenant as provided in the Act, the Plan shall be filed with the Department as provided in N.J.S.A. section 17:9A- 359, and the "Effective Time" shall be the date and time of such filing or such other date and time as shall be specified with respect thereto.





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April 25, 1997





                        Representations and Assumptions

     We also have relied with your permission on the following additional representations and/or assumptions:

          1. No stock or securities will be issued by Holding Company in exchange for services rendered to or for the benefit of Holding Company or Covenant in connection with the Reorganization.

          2. No stock or securities will be issued by Holding Company in exchange for indebtedness of Holding Company or Covenant in connection with the Reorganization.

          3. To the best of the knowledge of the management of Holding Company and Covenant, none of the stock of Covenant prior to the Reorganization is "Section 306 Stock" within the meaning of Section 306(c) of the Code.

          4. The Reorganization is not the result of a solicitation by a promoter, broker or investment house.

          5. Shareholders of Covenant will not retain any rights to their shares of Covenant following the Reorganization.

          6. None of the shares of Covenant exchanged in the Reorganization are subject to acquisition indebtedness which is being assumed by Holding Company or Covenant, and none of the shares of Covenant exchanged in the Reorganization will be exchanged for "property" within the meaning of Sections 304(a) and 317(a) of the Code.

          7. Holding Company will be a "bank holding company" within the meaning of Section 2(a) of the Bank Holding Company Act of 1956.

          8. An application to form a bank holding company was not filed by Covenant or any predecessor entity before August 16, 1982.

          9. Neither Holding Company nor Covenant is assuming any liabilities of the shareholders of Covenant in connection with the Reorganization.

          10. There is no indebtedness outstanding between Holding Company and the shareholders of Covenant, and no such indebtedness will be created pursuant to the Reorganization.



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April 25, 1997



          11. The Reorganization is not part of a larger transaction that fits a pattern common to acquisitive reorganizations as described in Revenue Procedure 83-22, 1983-1 C.B. 680.

          12. No stock of Covenant or Holding Company will be placed in escrow in connection with the Reorganization, and no stock of Covenant or Holding Company will be issued at a later date under a contingent stock arrangement relating to the Reorganization.

          13. The Reorganization will be conducted in its entirety pursuant to the Plan as adopted by the shareholders of Covenant; the Plan defines all of the rights of the shareholders of Covenant and Holding Company, respectively, and there are no other plans, arrangements or agreements outstanding which will affect the terms of the Reorganization pursuant to the Plan.

          14. All exchanges under the Plan will occur simultaneously at the Effective Time as defined therein.

          15. To the best of the knowledge of the management of Covenant, there is no plan or intention on the part of Holding Company to redeem or reacquire any of its stock issued pursuant to the Reorganization.

          16. Taking into account (a) any issuance of Holding Company stock (i) in exchange for services, (ii) pursuant the exercise of outstanding stock options, warrants or other rights to acquire the stock of Holding Company, and (iii) pursuant to a public offering of Holding Company stock, and (b) the sale, transfer by gift or other disposition of stock of Holding Company to be received by the shareholders of Covenant in the Reorganization, the former shareholders of Covenant will be in "control" of Holding Company within the meaning of Section 368(c) of the Code immediately following the Reorganization.

          17. Each shareholder of Covenant will receive stock of Holding Company approximately equal in worth to the fair market value of the stock of Covenant transferred to Holding Company in the Reorganization.

          18. Holding Company and Covenant will each remain in existence following the Reorganization, Covenant will continue to pursue its trade and business, and Holding Company will retain the stock of Covenant as part of its trade and business.

          19. To the best of the knowledge of the management of Covenant, as of the date hereof there is no plan or intention by Holding Company to dispose of any of the stock of Covenant following the Reorganization other than in the ordinary course of business.



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April 25, 1997



          20. As of the date hereof, there is no plan or intention on the part of Covenant or Holding Company to issue additional shares of any class of stock except pursuant to the Reorganization or the Plans.

          21. The business purposes for the Reorganization are: (i) the facilitation of possible acquisitions of other financial institutions and flexibility with respect to possible acquisitions of different types of financial institutions, (ii) the elimination of adverse tax consequences with respect to stock repurchases, (iii) the permissibility of a staggered board of directors, and (iv) the application of the modern corporations code as the principal corporate law governing Holding Company, and the reduction of the applicable burdens under the Act regarding Covenant's charter, capital stock and governance.

          22. The shareholders of Covenant and Holding Company will each pay their respective expenses, if any, in connection with the consummation of the Reorganization.

          23. Holding Company will not be an "investment company" within the meaning of Section 351(e)(1) of the Code or Section 1.351-1(c)(1)(ii) of the Treasury Regulations.

          24. To the best of the knowledge of the management of Covenant, none of the shareholders of Covenant is under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Section 368(a)(3)(A) of the Code), and the stock of Holding Company received in the Reorganization will not be used to satisfy the indebtedness any shareholder under the jurisdiction of a court in a Title 11 or similar case.

          25. Holding Company will not be a "personal services corporation" within the meaning of Section 269A of the Code.


                                     OPINION

     Assuming that the Reorganization is consummated in accordance with the terms and conditions set forth in the Plan and based on the facts, assumptions and representations set forth in the Certification Letter and this letter and subject to the qualifications and other matters set forth herein, we are of the opinion that:

          A. The  Reorganization  will  qualify  as a  tax-free  exchange  under
     Section 351 of the Code.

          B. No gain or loss will be recognized to Covenant or Holding Company as a result of the Reorganization. Section 1032 of the Code.



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April 25, 1997



          C. Except to the extent of any cash received, no gain or loss, if any, will be recognized by the shareholders of Covenant whose shares of Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock are converted solely into Holding Company Common Stock, Holding Company Series A Preferred Stock and Holding Company Series B Preferred Stock, respectively. Sections 351 and 357 of the Code.

          D. The basis of the Holding Company Common Stock, Holding Company Series A Preferred Stock and Holding Company Series B Preferred Stock received by the Covenant shareholders will be the same, respectively, as the adjusted basis of their Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock that was exchanged upon the consummation of the Reorganization, less any cash received, plus any gain recognized, allocated between the Holding Company Common Stock, Holding Company Series A Preferred Stock and Holding Company Series B Preferred Stock that they receive in proportion to the fair market value of each security at the Effective Time. Section 358 of the Code.

          E. The holding period of the Holding Company Common Stock, Holding Company Series A Preferred Stock and Holding Company Series B Preferred Stock to be received by each shareholder pursuant to the Reorganization will include the period during which such shareholder held, respectively, the Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock which was converted upon consummation of the Reorganization, provided that such shareholder held such Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock as a capital asset at the Effective Time. Section 1223(1) of the Code.

          F. Any shareholder who perfects dissenters' rights under the laws of the State of New Jersey and who receives a cash payment of the fair market value of such shareholder's shares of Bank Common Stock, Bank Series A Preferred Stock or Bank Series B Preferred Stock will be treated as having received such payment in redemption of such shares. Such redemption will be subject to the conditions and limitations of Code Section 302, including the attribution rules of Code Section 318. In general, if, at the Effective Time, all of the Bank Common Stock, Bank Series A Preferred Stock and Bank Series B Preferred Stock owned (actually or constructively) by a dissenting shareholder is surrendered for cash in connection with the Reorganization and such stock is owned as a capital asset, the dissenting shareholder will recognize capital gain or loss measured by the difference between the amount of cash received by such holder and the basis for such shares. If, however, such dissenting holder owns, either actually or constructively, any additional Covenant or Holding Company shares, or if such holder should only dissent with respect to one class or two classes of Covenant stock, the payment made to such holder could be treated as a dividend. In general, under the constructive ownership rules of the Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by certain related individuals or entities, as well as stock that such holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security.



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April 25, 1997



     Our opinion is limited to the foregoing federal income tax consequences of the Reorganization, which are the only matters as to which you have requested our opinion. We have not addressed any other federal income tax consequences of the Reorganization other than those specifically set forth herein and we have not considered any matters (including state or local tax consequences) arising under the laws of any jurisdiction other than matters of federal law arising under the laws of the United States as expressly set forth herein.

     Our opinion is based on the understanding that the relevant facts are, and will be at the Effective Time, as set forth or referred to in this letter. If this understanding is incorrect or incomplete in any respect, our opinion could be affected. Our opinion is based on the facts and representations as expressed herein.

     Our opinion is based upon existing law, including the provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings and practices of the Internal Revenue Service, case law, and judicial decisions interpreting the same.

     In addition, the authorities upon which we have relied are all subject to change and such change may be made with retroactive effect. No assurances can be provided as to future judicial interpretations of these laws or their affect on this opinion. We are not hereby undertaking to advise you as to any changes in the law, facts, or circumstances which may hereafter occur or come to our attention. No assurance can be provided that after any such change our opinion would not be different. Further, we undertake no responsibility and are under no obligation to update or supplement our opinion at any future time nor render any further opinion to you.


     We hereby consent to the reference to our firm under the caption "Federal Income Tax Consequences" in the Proxy Statement included in the Registration Statement of Holding Company on Form S-4 under the Securities Act of 1933, as amended, and to the filing of this opinion as an exhibit to such Registration Statement.



                                           Very truly yours,

                                           PEPPER, HAMILTON & SCHEETZ LLP



                                           ---------------------------------
                                           Lisa Petkun, a Partner